EXHIBIT 23.1










               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


SITESTAR CORPORATION AND SUBSIDIARIES:

     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 8, 2000, relating to the consolidated financial statements for the year ended December 31, 1999, of Sitestar Corporation and Subsidiaries. We also consent to the reference to our firm under the caption 'Experts' in the Prospectus.

                                  /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                  --------------------------------------------
                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants



Los Angeles, California
February 2, 2001